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                                                                    EXHIBIT 11.1

                            UNIT INSTRUMENTS, INC.
                       COMPUTATION OF EARNINGS PER SHARE
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
                                                       Three Months Ended                           Six Months Ended
                                                       -------------------                         -------------------
                                                 11/29/97             11/30/96               11/29/97             11/30/96
                                                 ----------          -----------             ----------          -----------
NET INCOME (LOSS)                                $  564,000          $(2,658,000)            $  923,000          $(2,556,000)
                                                 ==========          ===========             ==========          ===========

Earnings Per Share
------------------

Weighted average number
of shares outstanding                             4,509,273            4,372,604              4,495,334            4,378,529

Common share equivalents,
assuming exercise of stock
options and warrants                                 78,492                  -0-                 39,246                  -0-
                                                 ----------           ----------             ----------           ----------

Average shares used in
computing earnings per share                      4,587,765            4,372,604              4,534,580            4,378,529
                                                 ==========          ===========             ==========          ===========

Net income per share                             $     0.12          $     (0.61)            $     0.20          $     (0.58)
                                                 ==========          ===========             ==========          ===========

Earnings Per Share Assuming Full Dilution
-----------------------------------------

Weighted average number
of shares outstanding                             4,509,273            4,372,604              4,495,334            4,378,529

Common share equivalents, assuming
exercise of stock options and
warrants                                             78,492                  -0-                 39,246                  -0-
                                                 ----------           ----------             ----------           ----------

Average shares used in computing
 earnings per share                               4,587,765            4,372,604              4,534,580            4,378,529
                                                 ==========          ===========             ==========          ===========
Net income per share                             $     0.12          $     (0.61)            $     0.20          $     (0.58)
                                                 ==========          ===========             ==========          ===========
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